                        ADAMS GOLF, INC.
                     1999 STOCK OPTION PLAN

                               FOR

                       OUTSIDE CONSULTANTS

                Adopted Effective August 30, 1999

                        TABLE OF CONTENTS
                        -----------------
     ARTICLE I PURPOSE OF PLAN                                  1

     ARTICLE II EFFECTIVE DATE AND TERM OF PLAN                 1

     2.1 TERM OF PLAN                                           1
     2.2 EFFECT ON STOCK OPTIONS                                1

     ARTICLE III SHARES SUBJECT TO PLAN                         1

     3.1 NUMBER OF SHARES                                       1
     3.2 SOURCE OF SHARES                                       1
     3.3 AVAILABILITY OF UNUSED SHARES                          1
     3.4 ADJUSTMENT PROVISIONS                                  2
     3.5 RESERVATION OF SHARES                                  2

     ARTICLE IV ADMINISTRATION OF PLAN                          2

     4.1 ADMINISTERING BODY                                     2
     4.2 AUTHORITY OF ADMINISTERING BODY                        3
     4.3 NO LIABILITY                                           4
     4.4 AMENDMENTS                                             4
     4.5 OTHER COMPENSATION PLANS                               4
     4.6 PLAN BINDING ON SUCCESSORS                             4
     4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS
           AND RULES                                            4
     4.8 ISSUANCES FOR SERVICES                                 5
     4.9 INVALID PROVISIONS                                     5
     4.10 GOVERNING LAW                                         5

     ARTICLE V GENERAL AWARD PROVISIONS                         5

     5.1 PARTICIPATION IN THE PLAN                              5
     5.2 STOCK OPTION DOCUMENTS                                 5
     5.3 EXERCISE OF STOCK OPTIONS                              5
     5.4 PAYMENT FOR STOCK OPTIONS                              6
     5.5 NO CONTINUING SERVICE RIGHTS                           6
     5.6 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS     7
     5.7 ADDITIONAL CONDITIONS                                  7
     5.8 NO PRIVILEGES OF STOCK OWNERSHIP                       8
     5.9 LIMITED ASSIGNABILITY                                  8
     5.10 INFORMATION TO OPTIONEES                              8
     5.11 WITHHOLDING TAXES                                     9
     5.12 LEGENDS ON STOCK OPTIONS AND STOCK CERTIFICATES       9
     5.13 EFFECT OF TERMINATION OF ENGAGEMENT ON
            STOCK OPTIONS                                       9

     ARTICLE VI STOCK OPTIONS                                  10

     6.1 NATURE OF STOCK OPTIONS                               10
     6.2 OPTION EXERCISE PRICE                                 10
     6.3 OPTION PERIOD AND VESTING                             10

     ARTICLE VII REORGANIZATIONS                               10

     7.1 CORPORATE TRANSACTIONS NOT INVOLVING
           A CHANGE IN CONTROL                                 10
     7.2 CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL  11

     ARTICLE VIII DEFINITIONS                                  11

                        ADAMS GOLF, INC.
         1999 STOCK OPTION PLAN FOR OUTSIDE CONSULTANTS

 ---------------------------------------------------------------

                            ARTICLE I
                            ---------
                         PURPOSE OF PLAN

     The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate non-employee, current and former tour professionals, golf instructors, psychologists and other advisors acting as outside consultants, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article VIII.

                           ARTICLE II
                           ----------
                 EFFECTIVE DATE AND TERM OF PLAN

     2.1 Term of Plan. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

     2.2 Effect on Stock Options. Stock Options may be granted during the Plan Term, but no Stock Options may be granted after the Plan Term. Notwithstanding the foregoing, each Stock Option properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Stock Option has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

                           ARTICLE III
                           -----------
                     SHARES SUBJECT TO PLAN

     3.1 Number of Shares. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options granted under this Plan shall be 1,000,000, subject to adjustment as set forth in Section 3.4.

     3.2 Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation shares purchased on the open market.

     3.3 Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Stock Option granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Stock Options under this Plan that are reacquired by the Company pursuant to the terms of the Stock Options under which such shares were issued, will again become available for the grant of further Stock Options under this Plan.

     3.4 Adjustment Provisions.

     (a) If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities subject to this Plan as provided in Section 3.1, (2) the number and kind of shares or other securities subject to then outstanding Stock Options and/or (3) the price for each share or other unit of any other securities subject to then outstanding Stock Options.

     (b) No fractional interests will be issued under this Plan resulting from any adjustments.

     (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

     (d) The grant of Stock Options pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     3.5 Reservation of Shares. The Company will at all times reserve and keep available such number of shares of Common Stock as shall equal at least the number of shares of Common Stock subject to then outstanding Stock Options issuable in shares of Common Stock under this Plan.

                           ARTICLE IV
                           ----------
                     ADMINISTRATION OF PLAN


     4.1 Administering Body.

     (a) This Plan shall be administered by the Board or by the Consultants' Plan Committee of the Board appointed pursuant to Section 4.1(b).

     (b) (i) The Board in its sole discretion may from time to time appoint a Consultants' Plan Committee of not less than two Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two) the number of members of the Consultants' Plan Committee, remove from membership on the Consultants' Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Consultants' Plan Committee, whether caused by removal, resignation or otherwise. The Consultants' Plan Committee may, but shall not be required to, consist of the same members as any other committee administering a stock option plan for the Company. The Board may disband the Consultants' Plan Committee at any time and revest in the Board the administration of this Plan.

          (ii) The Consultants' Plan Committee shall report to the Board the names of Eligible Persons granted Stock Options, the number of shares of Common Stock covered by each Stock Option and the terms and conditions of each such Stock Option.

     4.2 Authority of Administering Body.

     (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any Stock Option Documents or other documents defining the rights and obligations of the Company and Optionees hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such Stock Option Documents and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Stock Option shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Stock Options shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Stock Options.

     (b) Subject to the express provisions of this Plan, the Administering Body may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Stock Options shall be granted, the number of shares of Common Stock that make up or underlie each Stock Option, the period for the exercise of each Stock Option, and such other terms and conditions applicable to each individual Stock Option as the Administering Body shall determine. The Administering Body may grant at any time new Stock Options to an Eligible Person who has previously received Stock Options whether such prior Stock Options are still outstanding, have previously been exercised as a whole or in part, or are canceled in connection with the issuance of new Stock Options. The Administering Body may grant Stock Options singly, in combination or in tandem with other Stock Options, as it determines in its discretion. Any and all terms and conditions of the Stock Options, including exercise price, may be established by the Administering Body without regard to existing Stock Options.

     (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Consultants' Plan Committee and consists of two members, then actions of the Administering Body must be unanimous and (ii) if the

Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

     4.3 No Liability. No member of the Board or the Consultants' Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Stock Option or any transaction arising under this Plan or any Stock Option, except in circumstances constituting bad faith of such member.

     4.4 Amendments.

     (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Stock Options hereunder, including those granted before such revision or amendment; provided, however, that no such revision or amendment shall alter, impair or diminish any rights or obligations under any Stock Option previously granted under this Plan, without the written consent of the Optionee. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision shall be required unless such approval is required by applicable law, rule or regulation.

     (b) The Administering Body may, with the written consent of an Optionee, make such modifications in the terms and conditions of a Stock Option as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of Optionee, at any time and from time to time after the grant of any Stock Option accelerate or extend the vesting or exercise period of any Stock Option as a whole or in part, and adjust or reduce the exercise price of Stock Options held by such Optionee by cancellation of such Stock Options and granting of Stock Options at lower or exercise prices or by modification, extension or renewal of such Stock Options.

     (c) Except as otherwise provided in this Plan or in the applicable Stock Option Document, no amendment, revision, suspension or termination of this Plan will, without the written consent of the Optionee, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under this Plan.

     4.5 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

     4.6 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

     4.7 References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

     4.8 Issuances for Services. Options to Eligible Persons shall be granted only in exchange for bona fide services rendered by such Eligible Persons, and such services must not be in connection with the offer and sale of securities in a capital- raising transaction.

     4.9 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

     4.10 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

                            ARTICLE V
                            ---------
                    GENERAL AWARD PROVISIONS

     5.1 Participation in the Plan.

     (a) A person shall be eligible to receive grants of Stock Options under this Plan if, at the time of the grant of the Stock Option, such person is an Eligible Person.

     (b) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Stock Options to Recipients who are foreign nationals to recognize differences in applicable law, tax policy or local custom.

     5.2 Stock Option Documents.

     (a) Each Stock Option granted under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Administering Body's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Stock Option as the Administering Body may in its discretion determine. Stock Option Documents may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Stock Option Document. Any Stock Option Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

     (b) In case of any conflict between this Plan and any Stock Option Document, this Plan shall control.

     5.3 Exercise of Stock Options. No Stock Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Stock Option Documents) may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number at the time available for purchase under the terms of the Stock Option. A Stock Option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the

Optionee, together with payment of the exercise price made in accordance with
Section 5.4 and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Stock Option Documents, such conditions upon the exercise of Stock Options (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

     5.4 Payment For Stock Options.

     (a) The exercise price or other payment for a Stock Option shall be payable upon the exercise of a Stock Option pursuant to a Stock Option granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

     (b) In the discretion of the Administering Body, Stock Options may be exercised by matured capital stock of the Company (i.e., owned longer than six months) delivered in transfer to the Company by or on behalf of the person exercising the Stock Option and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that the Administering Body may, in the exercise of its discretion, (i) allow exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the exercise price to the Optionee, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the exercise price and amounts required pursuant to Section 5.11.

     5.5 No Continuing Service Rights. Nothing contained in this Plan (or in Stock Option Documents or in any other documents related to this Plan or to Stock Options granted hereunder) shall confer upon any Recipient any right to continue providing services to the Company or any Affiliated Entity or constitute any contract or agreement of engagement, or interfere in any way with the right of the Company or any Affiliated Entity to terminate the engagement of such Recipient, with or without cause, subject to any contract rights between the parties. Except as expressly provided in this Plan or in any statement evidencing the grant of Stock Options pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of Stock Options pursuant to this Plan did not exist, including without limitation with respect to all matters related to the conditions of the engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Stock Options pursuant to this Plan shall be determined by the Administering Body, and the Administering Body's determination thereof shall be final and binding.

     5.6 Restrictions Under Applicable Laws and Regulations.

     (a) All Stock Options granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Stock Options granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Options or the issuance, if any, or purchase of shares in connection therewith, such Stock Options may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

     (b) The Company shall be under no obligation to register or qualify the issuance of Stock Options or underlying shares under the Securities Act or applicable state securities laws. Unless the issuance of Stock Options and underlying shares have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Stock Options or underlying shares of Common Stock covered by any Stock Options unless the Stock Options and underlying shares may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Optionee to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Optionee is acquiring such Stock Options and underlying shares for such Optionee's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such shares. The Administering Body may also require the Optionee to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Optionee and as to any other conditions for compliance with any such exemptions from registration or qualification.

     5.7 Additional Conditions. Any Stock Option may also be subject to such other provisions (whether or not applicable to any other Stock Option or Optionee) as the Administering Body determines appropriate including without limitation provisions to assist the Optionee in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Optionee elects to dispose of such shares or upon such other terms as therein specified, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

     5.8 No Privileges of Stock Ownership. Except as otherwise set forth herein, an Optionee shall have no rights as a stockholder with respect to any shares issuable or issued in connection with the Stock Option until the date of the receipt by the Company of all amounts payable in connection with exercise of the Stock Option and performance by the Optionee of all obligations thereunder. Status as an Eligible Person shall not be construed as a commitment that any Stock Option will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Stock Option granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires a right to receive Stock Options hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     5.9 Limited Assignability. No Stock Option granted under this Plan shall be assignable or transferable except (a) by will or by the laws of descent and distribution, or (b) subject to the final sentence of this Section 5.9, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administering Body and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership; provided, however, that the Administering Body may in the applicable Stock Option Document evidencing Stock Options granted hereunder or at any time thereafter provide that Stock Options granted hereunder may be transferred without consideration by the Recipient, subject to such rules as the Administering Body may adopt to preserve the purposes of the Plan, to one or more Permitted Transferees; provided further, that the Recipient gives the Administering Body advance written notice describing the terms and conditions of the proposed transfer and the Administering Body notifies the Recipient in writing that such transfer would comply with the requirements of the Plan and any applicable Stock Option Document. The terms of any Stock Option transferred to Permitted Transferees in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Stock Options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred Stock Options unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Stock Option if the Administering Body determines that such a registration statement is necessary or appropriate. During the lifetime of an Optionee, Stock Options shall be exercisable only by the Optionee or such person's guardian or legal representative.

     5.10 Information to Optionees.

     (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Optionees and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

     (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Optionee's agreement that the Optionee shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require an Optionee to acknowledge the Optionee's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Optionee's obligations under this Section 5.10(b)).

     5.11 Withholding Taxes. Whenever the granting, vesting or exercise of any Stock Option granted under this Plan, or the transfer of any shares issued upon exercise of any Stock Option, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company (or by withholding a portion of the stock otherwise issuable in connection with Stock Options).

     5.12 Legends on Stock Options and Stock Certificates. Each Stock Option Document and each certificate representing shares acquired upon exercise of Stock Options shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Stock Option Document and/or the certificate. The determination of which legends, if any, shall be placed upon Stock Option Documents or the certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

     5.13 Effect of Termination of Engagement on Stock Options.

     (a) Termination. Subject to Section 5.13(b), and except as otherwise provided in a written agreement between the Company and the Optionee which may be entered into at any time before or after termination of engagement of the Recipient, in the event of termination of Recipient's engagement, the Optionee's Stock Options, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained engaged by the Company and (B) (i) six (6) months after Recipient's engagement is terminated as a result of death or Permanent Disability and (ii) sixty (60) days after Recipient's engagement is terminated for any other reason.

     (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 5.13(a), the Administering Body may in its discretion designate shorter or longer periods to exercise Stock Options following a Recipient's termination of engagement; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Optionee of such

Stock Options or if such shorter period is agreed to in writing by the Optionee. Notwithstanding anything to the contrary herein, Stock Options shall be exercisable by an Optionee following such Optionee's termination of engagement only to the extent that installments thereof had become exercisable on or prior to the date of such termination; and provided, further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Stock Options that had not become exercisable on or prior to the date of such termination.

                           ARTICLE VI
                           ----------
                          STOCK OPTIONS

     6.1 Nature of Stock Options. Stock Options shall be Nonqualified Stock Options.

     6.2 Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option. The Administering Body may, with the consent of the Optionee, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

     6.3 Option Period and Vesting. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's engagement by the Company shall be subject to Section 5.13. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than 10 years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Stock Option Document. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

                           ARTICLE VII
                           -----------
                         REORGANIZATIONS

     7.1 Corporate Transactions Not Involving a Change in Control. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Stock Option outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of

Common Stock as are subject to that Stock Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Stock Option in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

     7.2 Corporate Transactions Involving a Change in Control. As of the effective time and date of any Change in Control, this Plan and any then outstanding Stock Options (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Stock Options, or for the substitution for such Stock Options of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Stock Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Stock Options (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Stock Options and/or (ii) providing for the cancellation of Stock Options and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Stock Options would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this
Section 7.2, this Plan and the Stock Options shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Optionee holding outstanding Stock Options shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to exercise the Optionee's Stock Options to the full extent not theretofore exercised, including any installments which have not yet become vested.

                          ARTICLE VIII
                          ------------
                           DEFINITIONS

     Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

     "Administering Body" shall mean the Board as long as no Consultants' Plan Committee has been appointed and is in effect and shall mean the Consultants' Plan Committee as long as the Consultants' Plan Committee is appointed and in effect.

     "Affiliated Entity" means any Parent Corporation or Subsidiary
Corporation.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

     (a) The acquisition, other than from the Company, by any Person other than Royal Holding Company, Inc. or B.H. Adams of beneficial ownership of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change in Control;

     (b) Individuals who, as of August 30, 1999, constitute the Board as of the date thereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the common stock of the Company, par value $.001 per share, as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Stock Options under Section 3.4 above.

     "Company" means Adams Golf, Inc., a Delaware corporation.

     "Consultants' Plan Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

     "Effective Date" means August 30, 1999, which is the date this Plan was adopted by the Board.

     "Eligible Person" shall include only natural persons that are non-employee, current or former tour professionals, golf instructors, psychologists or other advisors acting as outside consultants to the Company or any Affiliated Entity.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" means the tenth anniversary of the Effective Date, specifically August 30, 2009.

     "Fair Market Value" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, The Nasdaq National Market), the average of the highest and lowest sale prices of the stock quoted for such date as reported in the transactions index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The Nasdaq Small Cap Market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the Fair Market Value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on The Nasdaq Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (i) or (ii) above.

     "Immediate Family" means the Recipient's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "Non-qualified Stock Option" means a Stock Option that is not an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

     "Optionee" means a Recipient or the Recipient's successor in interest.

     "Parent Corporation" means any "parent corporation" as defined in Section 424(e) of the IRC.

     "Permanent Disability" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Consultants' Plan Committee with respect to any Stock Option.

     "Person" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its subsidiaries, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under the Employee Retirement Income Security Act of 1974, as amended, and (c) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

     "Permitted Transferee" means (a) the Recipient's Immediate Family; (b) a trust solely for the benefit of the Recipient and/or his or her Immediate Family; or (c) a partnership or limited liability company the partners or stockholders of which are limited to the Recipient and members of his or her Immediate Family.

     "Plan" means this 1999 Stock Option Plan for Outside Consultants of the Company.

     "Plan Term" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

     "Recipient" means a person who has received a Stock Option under this Plan.

     "Reorganization" means any merger, consolidation or other reorganization.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock Option" means a right to purchase stock of the Company granted under Article VI of this Plan to an Eligible Person.

     "Stock Option Document" means the agreement or confirming memorandum setting forth the terms and conditions of Stock Options.

     "Subsidiary Corporation" means any "subsidiary corporation" as defined in
Section 424(f) of the IRC.

                     STOCK OPTION AGREEMENT
                              UNDER
         1999 STOCK OPTION PLAN FOR OUTSIDE CONSULTANTS
                               OF
                        ADAMS GOLF, INC.



     STOCK OPTION AGREEMENT (this "Agreement") entered into this ____ day of ___________, ____, between ADAMS GOLF, INC., a Delaware corporation (the "Corporation"), and ________________________________, an Eligible Person (as
that term is defined by the Corporation's 1999 Stock Option Plan for Outside Consultants (the "Plan")) (the "Optionee," which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require, as provided in the Plan).

     Pursuant to the Plan, the Administering Body approved the issuance to the Optionee, effective as of the date set forth above, of a Non-qualified Stock Option to purchase up to an aggregate of ____________ shares of common stock, par value $.001, of the Corporation (the "Common Stock"), at the price of $____ per share (the "Option Price") which represents not less than 100% of the Fair Market Value of a share of Common Stock determined in accordance with the Plan, upon the terms and conditions hereinafter set forth. (Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Plan).

     NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

     1. Option; Option Price. On behalf of the Corporation, the Administering Body hereby grants as of the date of this Agreement to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement and the provisions of the Plan (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), _______________ shares of Common Stock of the Corporation at an exercise price per share equal to the Option Price. A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee by executing this Agreement hereby acknowledges receipt thereof.

     2. Term. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall terminate on the ______ anniversary of the date of this Agreement, unless such Option shall theretofore have been terminated in accordance with the terms hereof or the provisions of the Plan.

     3.  Vesting; Restrictions on Exercise.

     (a) Subject to the provisions of Sections 5 and 8 hereof, and unless accelerated, as set forth in the Plan or as provided herein, the Option granted hereunder shall vest and become exercisable for the number of shares set forth opposite the dates noted below (the "Option Vesting Schedule").

                                   Cumulative
          Date(s)           Number of Vested Shares

     (b) If the Corporation shall consummate any merger, consolidation or other reorganization not involving a Change in Control (a "Reorganization") in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), the Option shall thereafter be exercisable, in accordance with the Plan and this Agreement, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to the Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Option in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

     (c) Subject to the provisions of Sections 5 and 8 hereof, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

     4.  Termination of Option.

     (a) The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

         (i) six (6) months after the Optionee's engagement with the Corporation is terminated as a result of death or Permanent Disability;

(ii) sixty (60) days after the Optionee's engagement with the Corporation is terminated for any reason other than death or Permanent Disability;

         (iii)     the expiration date of the term of the Option; or

     5.  Procedure for Exercise.

     (a) Subject to the requirements of Section 8, the Option may be exercised, from time to time, in whole or in part (but for the purchase of a whole number of shares only), by delivery of a written notice, a form of which has been attached as Annex A hereto (the "Notice"), from the Optionee to the Secretary of the Corporation, which Notice shall:

         (i)  state that the Optionee elects to exercise the Option;

         (ii) state the number of vested shares with respect to which the Option is being exercised (the "Optioned Shares");

         (iii) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than thirty (30) days after the date of receipt of such Notice);

         (iv)  include any representations of the Optionee required under
     Section 8(c); and

         (v) if the Option shall be exercised pursuant to Section 9 by any person other than the Optionee, include evidence to the satisfaction of the Administering Body of the right of such person to exercise the Option.

     (b) Payment of the Option Price for the Optioned Shares shall be made in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation or by wire transfer.

     (c) The Corporation shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 9) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

     6. No Rights as a Stockholder. The Optionee shall have no rights as a stockholder of the Corporation with respect to any Optioned Shares until the date the Optionee or his nominee (which, for purposes of this Agreement, shall include any third party agent selected by the Administering Body to hold such Option Shares on behalf of the Optionee), guardian or legal representative is the holder of record of such Optioned Shares.

     7.  Adjustments.

     (a) If at any time while the Option is outstanding, (1) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend, stock split, combination of shares or through any recapitalization resulting in a stock split-up, spin-off, combination or exchange of shares of Common Stock or (2) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary cash dividend, then and in each such event appropriate adjustment shall be made in the number of shares and the exercise price per share covered by the Option, so that the same proportion of the Corporation's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

     (b) Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock covered by the Option.

     (c) Without limiting the generality of the foregoing, the existence of the Option shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) any issue by the Corporation of debt securities, or preferred or preference stock that would rank above the shares of Common Stock covered by the Option; (iv) the dissolution or liquidation of the Corporation;
(v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     8.  Additional Provisions Related to Exercise.

     (a) The Option shall be exercisable only in accordance with this Agreement and the terms of the Plan, including the provisions regarding the period when the Option may be exercised and the number of shares of Common Stock that may be acquired upon exercise.

     (b) The Option may not be exercised as to less than one hundred (100) shares of Common Stock at any one time unless less than one hundred (100) shares of Common Stock remain to be purchased upon the exercise of the Option.

     (c) To exercise the Option, the Optionee shall follow the provisions of
Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of Common Stock issuable upon exercise of the Option, the Administering Body in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Corporation. No Option may be exercised and no shares of Common Stock shall be issued and delivered upon the exercise of the Option unless and until the Corporation and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

     (d) Stock certificates representing shares of Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall, if required by the Administering Body, bear an appropriate legend which may, at the discretion of the Administering Body, take the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM

         REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO
         THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     (e) The exercise of each Option and the issuance of shares in connection with the exercise of an Option shall, in all cases, be subject to each of the following conditions: (i) compliance with the terms of the Plan and this Agreement, (ii) the satisfaction of withholding tax or other withholding liabilities, (iii) as necessary, the listing, registration or qualification of any to- be-issued shares upon any securities exchange, The Nasdaq Stock Market or other trading or quotation system or under any federal or state law and
(iv) the consent or approval of any regulatory body. The Administering Body shall in its sole discretion determine whether one or more of these conditions is necessary or desirable to be satisfied in connection with the exercise of an Option and prior to the delivery or purchase of shares pursuant to the exercise of an Option. The exercise of an Option shall not be effective unless and until such condition(s) shall have been satisfied or the Administering Body shall have waived such conditions, in its sole discretion.

     9. Restriction on Transfer. The Option may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the IRC, and may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative or assignee pursuant to a qualified domestic relations order. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(i), by his executors or administrators or by a person who acquired the right to exercise such Option by bequest or inheritance to the full extent to which the Option was exercisable by the Optionee at the time of his death. If the Optionee becomes inflicted with a Permanent Disability, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(i), by his legal representatives to the full extent to which the Option was exercisable by the Optionee at the time of his Permanent Disability. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment or transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     10. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Optionee, to the address set forth on the signature page hereto; and

         if to the Corporation, to:

               Adams Golf, Inc.
               300 Delaware Avenue, Suite 572
               Wilmington, Delaware  19801
               Attention: Secretary

         with a copy to:

               Adams Golf, Ltd.
               c/o Adams Golf GP Corp.
               2801 E. Plano Parkway
               Plano, Texas  75074
               Attention:  President
or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

     11. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     12. Optionee Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

     13. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

                                ADAMS GOLF, INC.



                                By:
                                   --------------------------------
                                Name:
                                     ------------------------------
                                Title:
                                      -----------------------------



                                OPTIONEE:



                                -----------------------------------
                                Name:
                                     ------------------------------
                                Address:
                                        ---------------------------
                                        ---------------------------
                                        ---------------------------





Annexes
Annex A   -    Form of Exercise Notice

                                                                        ANNEX A

                         EXERCISE NOTICE

Ladies/Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares of Common Stock of ADAMS GOLF, INC. at the option price of $____ per share as provided in the Stock Option Agreement dated the ___ day of ________________.

I acknowledge that I previously received a copy of the 1999 Stock Option Plan for Outside Consultants of Adams Golf, Inc. and executed a Stock Option Agreement, and I have carefully reviewed both documents.

I have considered the tax implications of my option and the exercise thereof.
I hereby tender my personal check, bank draft or money order payable to ADAMS GOLF, INC. in the amount of $____________ or, I have wire transferred $_______________ to ADAMS GOLF, INC., which transfer shall be subject to the confirmation of receipt of funds by the Corporation. [If payment is to be made by wire transfer, the Optionee should contact the Corporation's Chief Financial Officer or Controller in advance to obtain wiring instructions.]




------------------------------
Optionee

------------------------------
Date